

Edgewater | San Francisco, CA

INVESTOR PRESENTATION

NOVEMBER 2022

UDR®
Opening doors to the future®

GRESB
★★★★★ 2022



Channel Mission Bay| San Francisco, CA

TABLE OF CONTENTS

RECENT UPDATES[1]

Apartment fundamentals remain strong and relative advantages across operations, capital allocation, balance sheet positioning, and innovation position UDR well for continued strong same-store and earnings growth.

4Q 2022 Expectations

96.7% to 96.9%
Weighted average occupancy; October was 96.8%

+

6.0% to 7.0%
Year-over-year effective blended lease rate growth; **~350bps** higher than historical 4Q average

=

1.5% to 2.0%
Sequential straight-line same-store revenue ("SSREV") growth

OR

11.25% to 12.25%
Year-over-year ("YOY") straight-line SSREV growth

Highlights[1]

#2 Growth
3Q22: sequential and YOY SSREV and sequential FFOA/sh
4Q22: implied YOY SSREV and NOI, based on guidance

#1 Occupancy
Highest among peers in 3Q and October 2022

5% Earn-In
2023 SSREV growth earn-in; 2nd highest among peer group

+$0.05/share
Earnings upside from $370M of lease-up developments once fully stabilized at 6.5% yield

~$40M
Targeted NOI upside by YE 2025 from Innovation and enhanced Customer Experience, including building-wide WiFi, staffing efficiencies, and vacant days improvement

$49M
Share repurchases in 3Q 2022 and 4Q 2022 to-date

Sector-Best
Liquidity profile, with 2% of debt (versus 15% peer group average) maturing over the next 3 years[2]

No Debt Maturities
In 2023, mitigating near-term interest rate risk

(1) Metrics or expectations as of September 30, 2022.
(2) Data as of September 30, 2022. Amount for UDR excludes commercial paper balance, working capital facility balance, and principal amortization. Peer group includes AIRC, AVB, CPT, EQR, ESS, and MAA.
Source: Company and peer documents.

ROBUST DEMAND & STRONG RESIDENT FISCAL HEALTH[1]

Demand indicators continue to show strength as **consumer financial health remains resilient and relative affordability continues to favor multifamily renting**. Further, **concession usage is minimal and we see no evidence of doubling-up**.

Higher Traffic

More daily leads to lease a UDR apartment home due to self-service model that accommodates a larger funnel



Avg. Same-Store Daily Leads
1,200
800
400
3Q 2019
3Q 2020
3Q 2021
3Q 2022

Steady Rent-to-Income Ratio ("R/I")

Growing UDR household income supports strong rent growth while keeping median resident R/I ratio in the low-20% range



R/I Ratio (lhs)
Long-Term Avg. R/I Ratio (lhs)
TTM Avg. Income, $000s (rhs)
23% increase in average UDR household income vs. pre-COVID
30%
25%
20%
15%
$165
$155
$145
$135
$125
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Sep-22

Rising Collection Rates

Collections in the month of billing (as a percentage of billed revenue) continues to improve



95.5%
94.5%
93.5%
Jan-22
Mar-22
May-22
Jul-22
Sep-22

Relative Affordability

50% less expensive to rent than own across UDR markets



-20%
-30%
-40%
-50%
-60%
-70%
Sep-02
Sep-06
Sep-10
Sep-14
Sep-18
Sep-22
Only 7% of 3Q 2022 moveouts were to buy a single-family home, ~35% lower than average.

(1) Metrics as of September 30, 2022.
Source: Company documents.

HISTORICALLY STRONG OPERATING MOMENTUM

Pricing strategy to push rental rate has resulted in well-above historical average lease rate growth, revenue growth, and embedded 2023 growth.

Pricing Strategy Effectiveness

3Q 2022 Same-Store Revenue growth outperformed the peer group average



UDR
Peer Avg.
5%
4%
3%
2%
3Q 2022 Sequential Same-Store Revenue Growth
10.0%
12.0%
14.0%
16.0%
3Q 2022 Year-Over-Year Same-Store Revenue Growth
UDR
Multifamily Peers

Lease-over-Lease Pricing[1]

Remains at least 2x higher than historical levels across most UDR markets



20%
15%
10%
5%
0%
YOY 3Q 2022 Effective Blended Lease Rate Growth
Sunbelt Markets
East Markets
West Markets
Historical Portfolio Avg.
0%
5%
10%
15%
20%
25%
YTD 2022 Effective Blended Lease Rate Growth

Embedded 2023 Growth

Both earn-in and loss-to-lease are above historical levels, supporting 2023 same-store revenue growth



Earn-In
2010-2019 Average
8%
6%
4%
2%
0%
Total
West Coast
East Coast
Sunbelt

- Current loss-to-lease[2] is in the low/mid single digit range (highest in 11 years[3]); East Coast leading and Sunbelt lagging
- YTD market rent growth is in-line with long-term averages; East Coast leading and Sunbelt lagging

(1) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
(2) Metrics as of or through September 30, 2022, unless otherwise noted. Current loss-to-lease is as of October 31, 2022.
(3) Excludes 2021 due to pandemic-related comparables. Historical average October loss-to-lease since 2010 has been approximately 1%.
Source: Company documents.

UDR AT A GLANCE(1)(2)

UDR is a **full-cycle investment** that consistently generates strong total shareholder return ("TSR") through innovation, best-in-class operations, and disciplined capital allocation.

50 Year History | S&P 500 Multifamily REIT | ~59,000 Apartment Homes | 21 Markets | $19.3B EV | 4.0% Dividend Yield | Full-Cycle Investment | Continuous Innovation

Outsized Same-Store NOI Growth(3)



5-Year
2.9%
3.1%
10-Year
4.6%
5.1%
20-Year
2.7%
3.4%
1.0%
2.0%
3.0%
4.0%
5.0%
Peer Median CAGR
UDR CAGR

Robust Relative TSR



5-Year
2.9%
5.2%
10-Year
6.3%
8.9%
20-Year
8.8%
10.0%
2.0%
4.0%
6.0%
8.0%
10.0%
NAREIT Equity Index CAGR
UDR CAGR

Sustainable Dividends That Grow Over Time



$1.60
$1.20
$0.80
$0.40
200
Consecutive Dividends Paid
6.4%
CAGR since 2010
$0.72
$1.52
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

(1) As of September 30, 2022, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of November 8, 2022. Dividend Yield is based on UDR's 2022 annualized dividend of $1.52 per share.
(3) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020 through 3Q 2022 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
Source: Company and peer documents, Nareit.

DIVERSIFIED PORTFOLIO COMPOSITION

UDR is diversified across markets and price points to generate robust growth with less risk.

Market Mix



Northeast/Mid-Atlantic:
39% of NOI
West Coast:
37% of NOI
Sunbelt:
24% of NOI



80%
60%
40%
20%
UDR
Peer Average
Portfolio-Wide Rental Rate Differential(2,3)
% of SS Revenue in Five Largest Markets(2)

Less Concentration Risk

More Stability

Price Point[1] and Location Within Market



A-Quality
B-Quality
57%
43%
Coastal A
Coastal B
53%
47%
Sunbelt A
Sunbelt B
67%
33%
Urban
Suburban
69%
31%
Coastal Urban
Coastal Suburb
61%
39%
Sunbelt Urban
Sunbelt Suburb
8%
92%

(1) Price point and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(2) Data as of September 30, 2022. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(3) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
Source: Company and peer documents, Nareit.

UDR VALUE PROPOSITION

Durable and Repeatable Competitive Advantages

1 NextGen Operating Platform and Innovation

- Self-service and improved resident experience
- Expand margins and lessen expense growth
- $140M potential NOI opportunity; $60M captured /identified

2 Repeatable Investment Upside

- Durable competitive advantages boost yields
- History of acquisitions achieving 10-15% NOI growth in excess of market over first 3 years of ownership

3 Differentiated Market Selection

- Predictive analytics and qualitative analyses to identify investment/ divestment markets
- Has added 35bps to our 2019-2021 acquisition yield expansion to-date

Better Results Than Peers

Average Annual Outperformance vs. Peer Median(1) (bps)



Last 10 Years
Since 2013
Above Peer-Average FFOA/sh(3) Growth in 7 of last 10 years.
80
70
60
50
40
30
20
10
0
50
70
10
60
SS NOI Growth
FFOA/sh
Div/sh
NAV/sh

Long-Term TSR Outperformance

Frequency that UDR's Rolling 3-year Annualized TSR(2) Outperforms Index



Last 5 Years
Last 10 Years
90%
80%
70%
60%
50%
40%
67%
85%
63%
68%
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results from 2013 through 2021. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through September 30, 2022.
(3) Funds from Operations as Adjusted ("FFOA") is defined as Funds From Operations ("FFO") excluding the impact of non-comparable items including, but not limited to, acquisition-related costs, prepayment costs / benefits associated with early debt retirement, gains and losses on sales of real estate, and other costs. A comprehensive definition of FFOA and a reconciliation from net income attributable to common stockholders to FFOA is provided in the "Definitions and Reconciliations" section of UDR's quarterly Supplemental Financial Information.
Source: Company documents.

OPERATING COMPETITIVE ADVANTAGES

Best-in-class operations enables monetization of value proposition and drives long-term outperformance versus peers. UDR's relative operating advantages and controllable operating margin should expand further with additional innovation.

>$20M NOI Upside Realized from NextGen Platform	>$40M NOI Upside by YE 2025 from New Identified Initiatives	>$140M Long-Term NOI Upside Opportunity

NextGen Operating Platform and Innovation

- New way of doing business
- Self-service
- Improve Resident Experience
- Centralization and proximity = 25 communities with no dedicated on-site personnel; target 35 by YE 2023

Legacy and Recent Operating Initiatives

- Common Area Rentals
- Short-Term Furnished Rentals
- Suburban Parking
- And Others

- **$32M** in NOI since 2014
- **$675-$750M** in est. shareholder value creation[1,2]

Core Operations

- Surgical Approach to Pricing
- Maximize Revenue Growth
- Minimize controllable expense growth through early adoption and utilization of technology

(1) Time period is reflective of UDR's implementation of initiatives affiliated with its initial publicly disseminated strategic plan.
(2) Calculated based on an applied cap rate range of 4.25%-4.75%.
Source: Company and peer documents.

OPERATING PLATFORM ACCOMPLISHMENTS

UDR's history of innovation has delivered better SS NOI growth and controllable operating margin versus peers.

Long-Term Same-Store Outperformance



UDR vs. Peer Median(1) SS NOI Growth (2014-3Q22)
Peer Median
UDR
50bps average annual additional NOI growth from UDR initiatives.
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
3.5%
3.9%
3.4%

Increased Efficiencies Versus Peers



Apartment Homes Managed per Employee
UDR
Peer Avg.
45
40
35
30
25
44
33
2017
2018
2019
2020
2021
Pre-NextGen Platform

Controllable Operating Margin ("COM") Expansion



COM vs. Avg. Monthly Rent(2) (TTM through 3Q22)
TTM Controllable Operating Margin
84%
82%
80%
78%
300bps COM advantage Equates to ~$42M in higher annualized NOI.
Peer Avg.
$1,500
$2,000
$2,500
$3,000
Average Monthly Rent Per Apartment Home

- **300bps** controllable operating margin advantage vs. peer average
- Fully-loaded margin (including G&A and property management) is **200bps higher** than the peer average
- Higher fully-loaded margins in **12 of 14** primary UDR markets

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS, and MAA; 2Q 2020 through 3Q 2022 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
(2) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for AVB, CPT, EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC and UDR.
Source: Company and peer documents.

INNOVATION – FUTURE OPERATING INITIATIVES

Accomplishments

>$20M NOI upside realized



Foundational Technologies
Customer Self-Service
Reduce Controllable Expenses
Site Level Efficiencies
Platform Cost Savings

- ☑ Resident satisfaction ↑ 25%[1]
- ☑ Staffing efficiencies at communities ↑ 40%
- ☑ Apt. homes managed per employee ↑ 60%[2]

Future Initiatives

>$40M NOI over next 24-36 months
Max potential of >$140M NOI on current portfolio



Reduce Vacant Days
Pricing Engine Optimization
Data Science
Resident Wallet
Innovation Revenue Growth

- ☐ Cross-sell amenities in high-demand
- ☐ Improve demand-based pricing model
- ☐ Reduce vacant days (each day = +$2M NOI)

(1) As measured by Net Promoter Scores ("NPS"), which range from -100 to +100. Positive scores indicate that a company has earned more promoters, or those that would recommend an apartment community to others, than detractors. As of September 2022, UDR's NPS score was positive.
(2) Data through September 30, 2022. Average units managed per employee includes corporate employees in the denominator.
Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a track record of being a proficient steward of capital and can utilize various external growth value creation drivers.



UDR's Capital Allocation Throughout the Apartment Cycle ($M)
UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

UDR'S CAPITAL SOURCES



Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Unsecured Debt
Asset Dispositions
Secured Debt
JV Capital
LOC
Commercial Paper
Preferred Equity

UDR'S CAPITAL USES



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
NOI-Enhancing Cap Ex
Stock Buybacks
Operating Platform

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

Our wide variety of value creation drivers provides UDR the latitude to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion**. These include:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Target 10%-15% NOI growth above market in first 3 years of ownership
- Acquired $2.7B third-party communities and ~$4.0B overall[1] since 2019 with a focus Platform-friendly assets

DEVELOPMENT



Vitruvian West | Addison, TX (Dallas MSA)

- $532M active construction pipeline, 69% funded.
- ~6.5% weighted average projected stabilized yield on $370M of communities currently in lease-up

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Target mid-teens IRRs
- Identified >$100M of potential new projects in coming years
- Current unit addition projects: 45 units, $26M
- Current unit redevelopments: ~1,600 units, $64M

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Low/mid-double-digit IRRs on capital provided to third-party developers
- Embedded optionality (have acquired ~50% of completed deals).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $50-$60M average annual spend
- Low-teens IRRs for amenity, kitchen & bath, and other upgrades.
- Future projects include building-wide WiFi and electric vehicle charging stations

PLATFORM & INNOVATION


ACCOUNT SNAPSHOT

Virtual Tours | SmartHome Technology Package

- ~$35M investment in Platform enhancements
- >$100M PropTech & ESG fund commitments

(1) ~$4.0B includes acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV, at share), and include secured debt assumed at the time of acquisition, where applicable.
Source: Company documents.

REPEATABLE VALUE CREATION

UDR has a proven track record of achieving 10% to 15% NOI growth above market rent growth on acquisitions over the first three years of ownership. This enduring competitive advantage is repeatable and scalable.

Yield Expansion Drivers of UDR's ~$2.2B(1)(2) of 2019-2021 Third-Party Acquisitions

2019 Acquisitions

Size ($M):	$915
Communities:	8
Homes:	2,919
Primary Markets:	Tampa, Boston, NYC, Baltimore
Wtd. Avg. Proximity to Nearest Legacy UDR Asset (miles):	6.6 miles

110bps of yield expansion to-date(3)(4)



Wtd. Avg. Initial Yield
4.75%
Core Operations and Innovation
0.25%
Renovation and Capex
0.19%
Market/Submarket Selection
0.31%
UDR Portfolio Market Market Rent Growth/(Decline)
0.36%
Current Yield
5.85%
4.0%
5.0%
6.0%

2020 Acquisitions

Size ($M):	$331
Communities:	3
Homes:	1,367
Primary Markets:	Tampa, Metro D.C.
Wtd. Avg. Proximity to Nearest Legacy UDR Asset (miles):	3.4 miles

240bps of yield expansion to-date(3)(4)



Wtd. Avg. Initial Yield
3.80%
Core Operations and Innovation
0.51%
Renovation and Capex
0.27%
Market/Submarket Selection
1.08%
UDR Portfolio Market Market Rent Growth/(Decline)
0.60%
Current Yield
6.25%
3.5%
4.5%
5.5%
6.5%

2021 Acquisitions

Size ($M):	$928
Communities:	8
Homes:	3,744
Primary Markets:	Dallas, Boston, Suburban MD
Wtd. Avg. Proximity to Nearest Legacy UDR Asset (miles):	2.7 miles

105bps of yield expansion to-date(2)(3)(4)



Wtd. Avg. Initial Yield
4.35%
Core Operations and Innovation
0.13%
Renovation and Capex
0.09%
Market/Submarket Selection
0.15%
UDR Portfolio Market Market Rent Growth/(Decline)
0.66%
Current Yield
5.40%
4.0%
4.5%
5.0%
5.5%

(1) Amounts include communities with at least 12 months of operating results under UDR ownership, exclude acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV), and include secured debt assumed at the time of acquisition, where applicable.
(2) 2021 Acquisitions only include 3rd-party transactions through end-of-September 2021 as 12 months of actual data is needed. UDR acquired an additional $408M of properties from October to December 2021.
(3) Market Rent Growth is based on gross potential rents for UDR's portfolio as of September 2022.
(4) Core Operating Acumen and Platform & Innovation Initiatives include revenue maximization strategies, parking optimization, view premiums, short-term furnished rentals, personnel optimization, SmartHome installations, and self-service integration. Renovation and Cap Ex investment include interior renovations (kitchen and bath) and common area upgrades.

Source: Company documents.

DIVERSIFIED AND HIGH-QUALITY RESIDENT BASE[1]

Household income, wage growth, and resident credit quality support current and future demand.

$160K	↑ 23%	165%	Low-20%
Average annual household income	Increase of average incomes vs. pre-COVID	Above median MSA income	Average rent-to-income ratio

UDR Same-Store Portfolio

Avg. Resident Age	35
Avg. Household Income ($000s):	$160
vs. MSA Median Income:	165%
% High-Income MSA Jobs:	↔

Seattle

Avg. Household Income ($000s):	$166
vs. MSA Median Income:	147%
% High-Income MSA Jobs:	↑

San Francisco Bay Area

Avg. Household Income ($000s):	$225
vs. MSA Median Income:	133%
% High-Income MSA Jobs:	↑

Orange County

Avg. Household Income ($000s):	$181
vs. MSA Median Income:	159%
% High-Income MSA Jobs:	↓



Boston

Avg. Household Income ($000s):	$204
vs. MSA Median Income:	182%
% High-Income MSA Jobs:	↔

New York City

Avg. Household Income ($000s):	$353
vs. MSA Median Income:	405%
% High-Income MSA Jobs:	↔

Metro Washington, D.C.

Avg. Household Income ($000s):	$126
vs. MSA Median Income:	102%
% High-Income MSA Jobs:	↑

Sunbelt Markets

Avg. Household Income ($000s):	$126
vs. MSA Median Income:	158%
% High-Income MSA Jobs:	↔

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs are High-Income
- ↔ >30% and <35% of Jobs are High-Income
- ↓ <30% of Jobs are High-Income

(1) Data as of October 31, 2022. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Resident Age Distribution[1]

Balanced resident composition minimizes risk of exposure to specific age cohorts.



Average Resident Age: 35
Median Resident Age: 33
30%
25%
20%
15%
10%
5%
0%
18%
16%
23%
22%
17%
17%
18%
18%
24%
27%
Under 25
25-29
30-34
35-44
45+
Pre-COVID: Feb-20
Current

Resident Turnover since 2Q18

Robust demand and our focus on resident satisfaction has helped drive a 500 basis point decrease in trailing-twelve-month ("TTM") turnover versus pre-COVID levels. Resident move outs to buy (7%) or rent (1%) a single-family home during 3Q 2022 totaled 8%, or approximately 35% below historic norms.



Percent of Move Outs to Buy or Rent a Single-Family Home
15%
10%
5%
0%
50%
47%
44%
41%
TTM Resident Turnover
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID, FLEXIBLE BALANCE SHEET

Sector-leading interest rate and liquidity outlook ($1.1B, including ~$180M in unsettled forward equity sale agreements) plus strong leverage metrics support growth opportunities and reduce risk.

Investment Grade

BBB+
S&P Unsecured Rating

Baa1
Moody's Unsecured Rating

3.1%
Sector-best weighted average interest rate

Strong Leverage Metrics

27.2%
Consolidated debt-to-enterprise value[1]

5.3x to 5.7x
Consolidated net debt-to-EBITDAre expectation at YE 2022

~5.5x
Consolidated fixed charge coverage ratio expectation at YE 2022

Well Laddered Maturity Schedule

6.7 years
Average debt duration[2]

19.7%
Sector-low percentage of debt maturing over next 5 years[2]

88.3%
of NOI unencumbered

Forward Debt Maturity Schedule ($M/Weighted Average Interest Rate)



$426 3.4%
$1 3.8%
$153 4.0%
$175 3.7%
$353 3.0%
$653 3.2%
$462 3.7%
$492 3.9%
$762 3.3%
$761 2.9%
$1,377 2.3%
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Only 6% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of September 30, 2022.
(2) 2022 maturities reflect $425.0 million of principal outstanding at an interest rate of 3.44%, an equivalent of SOFR plus a spread of 52 basis points, on the Company's unsecured commercial paper program as of September 30, 2022. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.0 years without extensions and 7.1 years with extensions.
Source: Company and peer documents.

IMPROVING METRICS AND STRONG LIQUIDITY

Proactive liability management and moderately sized development drives strong liquidity, while EBITDAre growth supports improved leverage metrics.

Leverage Metrics Trending Back to Pre-2020 Levels

Consolidated Net Debt-to-EBITDAre expected to be 5.3x to 5.7x at 4Q22



7.0
6.0
5.0
4.0
5.7
5.3x - 5.7x
2017
2018
2019
2020
2021
3Q22
4Q22F

Consolidated Fixed Charge Coverage Ratio expected to be 5.2x to 5.6x at 4Q22



6.0
5.0
4.0
3.0
2.0
4.4
5.2x - 5.6x
2017
2018
2019
2020
2021
3Q22
4Q22F

Well Balanced Sources and Uses

- ~$180M of unsettled forward equity agreements and approximately $0.9B in credit capacity[1]
- Moderately sized development program at ~$530M at total cost: ~3% of Enterprise Value / ~70% funded[1]



Available Credit Capacity and Forward Equity:
$1.1B > 3x Committed Uses
~$300M development, redevelopment, and DCP funding remaining(1)
$0M debt maturities through 2023(2)
$0M acquisitions in pipeline

(1) Balances and remaining funding as of September 30, 2022.
(2) Excludes principal amortization and amounts on the Company's commercial paper program.
Source: Company documents.

ESG AND SUSTAINABILITY LEADERSHIP

UDR is a **recognized global ESG leader** and is committed to further enhancing our ESG profile.(1)

GRESB Score of 87

Earned a 5 Star Designation, the highest rating possible

LEED Certifications

Developed, redeveloped, or acquired **25 communities** since 2010 that have obtained sustainability certification

Sustainalytics

Classified **"Low Risk"** with a 1-point YOY improvement

SDG Alignment

Aligned with **10 United Nations Sustainable Development Goals**

Green Bonds

Two Green Bond issuances totaling $650 million of proceeds since 2019



Climate Tech Funds

Committed to invest **$20M into strategic ESG and Climate Technology Funds**



SBTi Commitment

Committed to setting a **science-based emissions reduction target** through the Science-Based Targets initiative (SBTi)

Innovator of the Year

Awarded Smart Buildings Innovator of the Year in 2019, 2020, and 2021.

(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 4th annual ESG Report.
Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

UDR's **culture is innovative, empowering and rewards success**. Proactive engagement with associates and residents support **UDR's maximum GRESB score in Social Responsibility**.

Associate Engagement and DEI(1)

- ~90% of associates feel that people from diverse backgrounds can succeed at UDR
- 84% of associates feel that UDR is innovative and has a strong performance culture
- 81% of associates are engaged (800bps above the High-Performing Norm)
- 79% of associates feel enabled to do their job (600bps above the High-Performing Norm)



Resident Engagement and Satisfaction

- ~50% increase in online reputation scores since 2018
- 25% increase in resident loyalty scores (NPS) since 2018
- 500bps reduction in TTM resident turnover vs. 2Q18
- Established payment plans and provided guidance to residents financially impacted by the pandemic

Strong Corporate Governance

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points)
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis
- Enhanced Board diversity with 2021 appointment of Kevin Nickelberry and 2020 appointment of Diane Morefield

(1) UDR associate engagement results are based on the Company's 2021 Associate Engagement Survey, for which there was a 97% response rate.
Source: Company documents.

APPENDIX


U.S. GREEN BUILDING COUNCIL
LEED SILVER
USGBC

399 Fremont | San Francisco, CA

THE CASE FOR APARTMENT REITS

Apartment REIT TSR has outperformed other REITs and the broader market by a wide margin over the past 20 years due to:

1. Ongoing shortage of U.S. housing
2. Increased propensity to rent
3. Housing's status as a necessary, non-discretionary expense
4. Better long-term NOI growth + lower capex than most REIT sectors



TOTAL SHAREHOLDER RETURN
(INDEXED AT 100 IN JANUARY 2000)(1)
NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
10.9% Nareit Equity Apartments Index CAGR
10.1% Nareit Equity Index CAGR
7.2% S&P 500 CAGR
1,600
1,400
1,200
1,000
800
600
400
200
-
1,057
894
486
2000
2003
2006
2009
2012
2015
2018
2021



ROLLING 3-YEAR ANNUALIZED TSR(1)
Apt. REIT Outperformance vs. Equity REITS
63% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.
5% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2003
2006
2009
2012
2015
2018
2021

(1) Data through September 30, 2022.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Since 2010, approximately 28% fewer total housing units have been produced versus total households formed over the same period.

U.S. POPULATION BY AGE COHORT (MILLIONS)



Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64

PROPENSITY TO RENT BY AGE COHORT



3Q22 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
850
650
450
250
50
-150
61.1%
421
725
38.0%
685
29.7%
672
25.0%
195
20.8%
Age: < 35 35-44 45-54 55-64 >65

- Sizeable current primary renter cohort
- Larger domestically born future renter cohort
- Potential upside from foreign-born growth

Significantly higher propensity to rent due to:

- Overall housing shortage
- High for-sale home prices
- Pent-up demand (household formation)



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau. Data as of September 30, 2022.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Low absolute and relative affordability represent a barrier to single-family ownership, resulting in a larger potential multifamily renter pool. Third-party forecasts indicate ~5 million additional apartments will be needed by 2030 to satisfy housing demand, thereby mitigating the potential supply risk of increased residential completions.

Household Growth by Type (000s)



YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
Single Family Affordability (rt. axis)
Single Family More Affordable
Single Family Less Affordable
2,200
1,200
200
(800)
(1,800)
80
60
40
20
0
Owner Nation
Renter Nation
Owner Nation
Renter Nation
2001
2004
2007
2010
2013
2016
2019
2022

UDR Monthly Cost To Rent vs. Total Cost To Own[1]



% Less Expensive to Rent vs. Own (TTM)
-20%
-30%
-40%
-50%
-60%
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
2022

- Rent-versus-own analysis[1] shows it is ~**50% less expensive** to rent than own across UDR markets.
- This equates to a **15%-20% improvement in relative affordability** compared to pre-COVID levels.

(1) UDR Average Monthly Cost to Rent is as of 3Q 2022 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

NOTES

NOTES

NOTES

FORWARD LOOKING STATEMENTS

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135


THIS IS COAST GUARD
GoCoastGuard.com
NASDAQ CONGRATULATES
UDR, INC.'S
2022 ESG REPORT
2022 GRESB 5 STAR RATING
UDR
GRESB
2022
Nasdaq
UDR
Opening doors to the future
GRESB
2022

DEFINITIONS AND RECONCILIATIONS

NOVEMBER 2022

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	3Q 2022	YTD 2022
Income/(loss) from unconsolidated entities	$ 10,003	$ 4,186
Management fee	627	1,680
Interest expense	3,921	11,351
Depreciation	7,457	22,570
General and administrative	57	168
Variable upside participation on Developer Capital Program, net	-	(10,622)
Developer Capital Program (excludes Menifee and Riverside)	(13,274)	(28,627)
Other (income)/expense	136	301
Realized (gain)/loss on real estate technology investments, net of tax	365	(1,987)
Unrealized (gain)/loss on real estate technology investments, net of tax	1,080	30,786
Total Joint Venture NOI at UDR's Ownership Interest	$ 10,372	$ 29,806

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021
Net income/(loss) attributable to UDR, Inc.	$ 23,605	$ 5,084	$ 13,705	$ 117,461	$ 17,731
Property management	12,675	11,952	11,576	10,411	9,861
Other operating expenses	3,746	5,027	4,712	8,604	4,237
Real estate depreciation and amortization	166,781	167,584	163,622	163,755	152,636
Interest expense	39,905	36,832	35,916	36,418	36,289
Casualty-related charges/(recoveries), net	901	1,074	(765)	(934)	1,568
General and administrative	15,840	16,585	14,908	13,868	15,810
Tax provision/(benefit), net	377	312	343	156	529
(Income)/loss from unconsolidated entities	(10,003)	11,229	(5,412)	(36,523)	(14,450)
Interest income and other (income)/expense, net	7,495	(3,001)	2,440	(2,254)	(8,238)
Joint venture management and other fees	(1,274)	(1,419)	(1,085)	(1,184)	(1,071)
Other depreciation and amortization	3,430	3,016	3,075	4,713	3,269
(Gain)/loss on sale of real estate owned	-	-	-	(85,223)	-
Net income/(loss) attributable to noncontrolling interests	1,540	280	898	8,683	1,309
Total consolidated NOI	$ 265,018	$ 254,555	$ 243,933	$ 237,951	$ 219,480

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	3Q 22	3Q 21	3Q 22	2Q 22	YTD 22	YTD 21
Revenue (Cash basis)	$ 357,398	$ 318,654	$ 357,398	$ 343,363	$ 990,126	$ 888,832
Concessions granted/(amortized), net	(362)	(1,963)	(362)	(2,331)	(6,913)	(5,187)
Revenue (Straight-line basis)	$ 357,036	$ 316,691	$ 357,036	$ 341,032	$ 983,213	$ 883,645
% change - Same-Store Revenue with Concessions on a Cash basis:	12.2%		4.1%		11.4%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	12.7%		4.7%		11.3%	
% change - Same-Store NOI with Concessions on a Cash basis:	14.6%		2.3%		14.3%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	15.5%		3.1%		14.2%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiaries ("TRS") focus on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2022 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for fourth quarter of 2022 and full-year 2022 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	4Q 2022		Full-Year 2022	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.11	$ 0.13	$ 0.23	$ 0.25
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Depreciation	0.50	0.50	2.00	2.00
Noncontrolling interests	-	-	0.01	0.01
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.60**	**$ 0.62**	**$ 2.23**	**$ 2.25**
Legal and other costs	-	-	0.01	0.01
Casualty-related charges/(recoveries)	-	-	-	-
Variable upside participation on Developer Capital Program, net	-	-	(0.03)	(0.03)
Realized/unrealized (gain)/loss on real estate technology investments	-	-	0.11	0.11
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.60**	**$ 0.62**	**$ 2.32**	**$ 2.34**
Recurring capital expenditures	(0.06)	(0.06)	(0.21)	(0.21)
Forecasted AFFO per diluted share and unit	**$ 0.54**	**$ 0.56**	**$ 2.11**	**$ 2.13**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended September 30, 2022
Net income/(loss)	$	25,145
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		39,905
Real estate depreciation and amortization		166,781
Other depreciation and amortization		3,430
Tax provision/(benefit), net		377
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,378
EBITDAre	$	247,016
Casualty-related charges/(recoveries), net		901
Legal and other costs		10
Unrealized (gain)/loss on real estate technology investments		8,509
Realized (gain)/loss on real estate technology investments		11
(Income)/loss from unconsolidated entities		(10,003)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,378)
Management fee expense on unconsolidated joint ventures		(627)
Consolidated EBITDAre - adjusted for non-recurring items	$	234,439
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	937,756
Interest expense, including debt extinguishment and other associated costs		39,905
Capitalized interest expense		3,574
Total interest	$	43,479
Preferred dividends	$	1,106
Total debt	$	5,626,362
Cash		(1,532)
Net debt	$	5,624,830
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.4x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.3x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.0x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income/(loss) attributable to common stockholders	$ 22,499	$ 16,673	$ 39,087	$ 29,384
Real estate depreciation and amortization	166,781	152,636	497,987	442,893
Noncontrolling interests	1,540	1,309	2,718	2,294
Real estate depreciation and amortization on unconsolidated joint ventures	7,457	7,929	22,570	24,064
Net gain on the sale of unconsolidated depreciable property	-	-	-	(2,460)
Net gain on the sale of depreciable real estate owned, net of tax	-	-	-	(50,778)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 198,277	$ 178,547	$ 562,362	$ 445,397
Distributions to preferred stockholders - Series E (Convertible) (1)	1,106	1,058	3,307	3,171
FFO attributable to common stockholders and unitholders, diluted	$ 199,383	$ 179,605	$ 565,669	$ 448,568
FFO per weighted average common share and unit, basic	$ 0.57	$ 0.56	$ 1.64	$ 1.39
FFO per weighted average common share and unit, diluted	$ 0.57	$ 0.55	$ 1.63	$ 1.39
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	346,175	320,357	341,892	319,491
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	350,078	326,611	346,061	323,456
Impact of adjustments to FFO:				
Debt extinguishment and other associated costs	$ -	$ 386	$ -	$ 42,336
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	-	-	1,682
Variable upside participation on Developer Capital Program, net	-	-	(10,622)	-
Legal and other	10	80	1,493	1,299
Realized (gain)/loss on real estate technology investments, net of tax	376	(100)	(7,748)	(547)
Unrealized (gain)/loss on real estate technology investments, net of tax	9,589	(14,499)	45,896	(22,161)
Severance costs	-	233	-	841
Casualty-related charges/(recoveries), net	901	1,609	1,210	4,894
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	-	50	-	50
	$ 10,876	$ (12,241)	$ 30,229	$ 28,394
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 210,259	$ 167,364	$ 595,898	$ 476,962
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.60	$ 0.51	$ 1.72	$ 1.47
Recurring capital expenditures	(20,383)	(16,844)	(50,598)	(42,427)
AFFO attributable to common stockholders and unitholders, diluted	$ 189,876	$ 150,520	$ 545,300	$ 434,535
AFFO per weighted average common share and unit, diluted	$ 0.54	$ 0.46	$ 1.58	$ 1.34

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and nine months ended September 30, 2022, and September 30, 2021. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found herein and on UDR's investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.